EXHIBIT 10.16(k)

            WAIVER, CONSENT AND AMENDMENT NO. 5 TO THE LOAN AGREEMENT

          WAIVER, CONSENT AND AMENDMENT NO. 5 TO THE LOAN AGREEMENT dated as of March 29, 2002 (this "AGREEMENT") among RECOTON CORPORATION, a New York corporation ("RECOTON"), INTERACT ACCESSORIES, INC., a Delaware corporation ("INTERACT"), RECOTON AUDIO CORPORATION, a Delaware corporation ("AUDIO"), AAMP OF FLORIDA, INC., a Florida corporation ("AAMP"), RECOTON HOME AUDIO, INC., a California corporation ("RHAI"), RECOTON ACCESSORIES, INC., a Delaware corporation ("RECOTON ACCESSORIES") and RECOTON MOBILE ELECTRONICS, INC., a Delaware corporation ("MOBILE ELECTRONICS" and together with Recoton, InterAct, Audio, AAMP, RHAI and Recoton Accessories collectively, the "BORROWERS"), the Guarantors, the Lenders, HELLER FINANCIAL, INC., a Delaware corporation, for itself as a Lender and as Administrative Agent and as Senior Agent and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation for itself as a Lender and as Collateral Agent and as Syndication Agent. The Administrative Agent, Senior Agent and the Collateral Agent are sometimes referred to herein as the "Agents". Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement dated as of October 31, 2000 (as amended by the (i) Consent and Amendment No. 1 to the Credit Agreement and Amendment No. 1 to the Security Agreement, dated as of February 7, 2001, (ii) Amendment No. 2 to the Credit Agreement, dated as of May 10, 2001, (iii) Consent and Amendment No. 3 to the Loan Agreement, Amendment No. 2 to the Security Agreement and Amendment No. 1 to the Pledge Agreement, dated as of July 3, 2001 and (iv) Fourth Amendment to Loan Agreement, dated as of February 26, 2002, as the same may be further amended, supplemented, restated or otherwise modified from time to time, the "LOAN AGREEMENT") among the Borrowers, the Guarantors, the Lenders and the Agents.


                                R E C I T A L S:

          WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agents have entered into the Loan Agreement;

          WHEREAS, the Borrowers have requested that the Lenders consent to the incurrence by Recoton of up to $1,300,000 of additional Indebtedness in connection with its insurance premium financing set forth in Schedule I hereto (the "INSURANCE PREMIUM FINANCING");

          WHEREAS, the Borrowers have requested that the Lenders agree to amend and to waive certain provisions of the Loan Agreement; and

          WHEREAS, subject to the terms and conditions of this Agreement, the Lenders have agreed to consent to the incurrence of the Insurance Premium Financing and to amend and to waive certain provisions of the Loan Agreement as specifically set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1. CONSENT. Effective as of January 31, 2002, the Lenders consent to the incurrence of the Insurance Premium Financing and waive compliance with the provisions of Section 7.1 and Section 7.3 of the Loan Agreement to the extent and only to the extent necessary to permit such transaction.

          Section 2. LIMITED WAIVERS. (a) Effective as of the Effective Date (as defined herein) the Lenders hereby waive any Events of Default resulting from non-compliance by the Borrowers with Section A (Consolidated Tangible Net Worth), Section B (Minimum EBITDA) and Section D (Fixed Charges Coverage) of the Financial Covenants Rider to the Loan Agreement, as of December 31, 2001, as in effect prior to giving effect to this Agreement.

          (b) Effective as of the Effective Date (as defined herein) the Lenders hereby waive any Events of Default resulting from non-compliance by the Borrowers with Section 5.11 (Required Minimum Excess Availability) of the Loan Agreement, for the monthly periods ending on January 31, 2002 and February 28, 2002, respectively, as in effect prior to giving effect to this Agreement.

          The foregoing limited waivers shall not apply to any other provisions of the Loan Agreement or any other periods.

          Section 3. CERTAIN AMENDMENTS TO THE LOAN AGREEMENT. Except as otherwise provided for herein, effective as of the Effective Date (as defined herein), the Loan Agreement is hereby amended as follows:

          (a) The introductory paragraph to the Financial Covenants Rider to the Loan Agreement and Section A (Consolidated Tangible Net Worth) of the Financial Covenants Rider to the Loan Agreement are hereby amended and restated in their entirety as follows:

          "This Financial Covenants Rider is attached and made a part of that certain Loan Agreement dated as of October 31, 2000 (as amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement") entered into among Recoton Corporation, a New York corporation, InterAct Accessories, Inc., a Delaware corporation, Recoton Audio Corporation, a Delaware corporation, AAMP of Florida, Inc., a Florida corporation, and Recoton Home Audio, Inc., a California corporation, the other Loan Parties party thereto and Agents and Lenders party thereto. Capitalized terms used herein but not otherwise defined herein have the meaning assigned to those terms in the Loan Agreement.

          A. CONSOLIDATED TANGIBLE NET WORTH. Recoton and its Subsidiaries shall attain a Consolidated Tangible Net Worth in the amounts set forth below at the end of each quarter of a Fiscal Year set forth below:

                FISCAL QUARTER ENDING                 AMOUNT
                ---------------------                 ------
                December 31, 2000                  $76,500,000
                March 31, 2001                     $74,900,000
                June 30, 2001                      $73,800,000
                September 30, 2001                 $76,100,000
                December 31, 2001                  $76,300,000
                March 31, 2002                     $71,100,000
                June 30, 2002                      $72,100,000
                September 30, 2002                 $73,100,000
                December 31, 2002                  $77,100,000
                March 31, 2003                     $72,100,000
                June 30, 2003                      $73,100,000"

          (b) Section B (Minimum EBITDA) of the Financial Covenants Rider to the Loan Agreement is hereby amended and restated in its entirety as follows:

          "B. MINIMUM EBITDA. Recoton and its Subsidiaries, on a consolidated basis, shall attain a minimum EBITDA in the amounts set forth below for each quarter of a Fiscal Year and for any trailing four quarters period ending on the last day of each quarter during the periods set forth below:

        Amount for                                       Amount for Trailing
        FISCAL QUARTER ENDING      FISCAL QUARTER           FOUR QUARTERS
        ---------------------      --------------           -------------
        December 31, 2000         $21,000,000               $45,000,000
        March 31, 2001            $ 3,500,000               $41,500,000
        June 30, 2001             $ 6,000,000               $40,500,000
        September 30, 2001        $12,250,000               $43,500,000
        December 31, 2001         $10,400,000               $33,800,000
        March 31, 2002            $ 2,750,000               $30,050,000
        June 30, 2002             $10,100,000               $33,875,000
        September 30, 2002        $11,325,000               $34,600,000
        December 31, 2002         $19,550,000               $43,725,000
        March 31, 2003            $ 4,000,000               $43,725,000
        June 30, 2003             $ 7,000,000               $43,725,000

          Notwithstanding anything to the contrary contained herein, if the actual result for an individual Fiscal Quarter ending March 31, June 30, or September 30 does not meet the required minimum for such Fiscal Quarter but the Fiscal Year-To-Date EBITDA results as of the Fiscal Quarter then ended meets or exceeds the required minimum EBITDA for the Fiscal Year-To-Date including that same period, as outlined above, the Borrowers will remain in compliance with respect to the column headed "Amount For Fiscal Quarter". Under no circumstance, however, shall Recoton and its Subsidiaries, on a consolidated basis, fail to attain a minimum EBITDA of $21,000,000 for Fiscal Quarter ending December 31, 2000, $10,400,000 for Fiscal Quarter ending December 31, 2001 and $19,550,000 for Fiscal Quarter ending December 31, 2002."

          (c) Section D (Fixed Charges Coverage), of the Financial Covenants Rider to the Loan Agreement is hereby amended and restated in its entirety as follows:

               "D. FIXED CHARGES COVERAGE. Recoton and its Subsidiaries, on a consolidated basis, shall not permit the Fixed Charges Coverage for any period ending on the last day of each quarter during the periods set forth below to be less than the amount set forth below for such periods:

                                                  Ratio for Trailing
               FISCAL QUARTER ENDING             FOUR QUARTER PERIOD
               ---------------------             -------------------
               December 31, 2000                  1.0    to 1.0
               March 31, 2001                     1.0    to 1.0
               June 30, 2001                      1.0    to 1.0
               September 30, 2001                 1.0    to 1.0
               December 31, 2001                  0.71  to 1.0
               March 31, 2002                     0.65  to 1.0
               June 30, 2002                      0.77  to 1.0
               September 30, 2002                 0.8    to 1.0
               December 31, 2002                  1.05  to 1.0
               March 31, 2003                     1.05  to 1.0
               June 30, 2003                      1.05  to 1.0"

          (d) The Financial Covenants Rider to the Loan Agreement is hereby amended by adding the following new section thereto:

               "E. MINIMUM INTERACT EBITDA. InterAct International and its Subsidiaries on a consolidated basis, shall attain at all times a minimum InterAct EBITDA in the amounts set forth below for each period ending on the date set forth below:

               PERIOD                                       AMOUNT FOR PERIOD
               ------                                       -----------------
               January 1, 2002 - March 31, 2002               $ (4,750,000)
               January 1, 2002 - June 30, 2002                $ (2,600,000)
               January 1, 2002 - September 30, 2002           $ (  100,000)
               January 1, 2002 - December 31, 2002            $  7,400,000"

          (e) Section (G) of the Reporting Rider to the Loan Agreement is hereby amended and restated in its entirety as follows:

               "(G) RECONCILIATION REPORTS, INVENTORY REPORTS AND LISTINGS AND AGINGS. (i) As soon as available, and in any event no later than fifteen (15) days after the end of each month, Administrative Borrower shall deliver to Agents, in conjunction with the submission of the Semi-Monthly Borrowing Base Certificate: (1) a summary aged trial balance of all then existing Accounts; and (2) a summary Inventory perpetual report.

               (ii) On each Wednesday of each week Administrative Borrower will submit to Agents a summary Inventory perpetual report, indicating therein the inventory balances as of the immediately preceding week. If Wednesday is not a Business Day, Administrative Borrower shall submit such summary Inventory perpetual report on the next Business Day. Such summary Inventory perpetual report shall be used as the bases for updating the Inventory per the Administrative Agent's loan system.

               (iii) As soon as available, and in any event no later than five
               (5) days after the submission of the monthly financials pursuant to Clause (A), Administrative Borrower shall deliver to Agents:
               (1) a Reconciliation Report duly executed by the chief executive officer, chief operating officer or chief financial officer of Administrative Borrower and substantially in the form of Exhibit F as at the last day of such period reconciling the reports submitted in clause G(i)(1) and G(i)(2) to the Accounts and Inventory balances reflected on the corresponding Monthly Financials and (2) if Administrative Agent so requests, a detailed inventory listing and cover summary report. All such reports shall be in form and substance satisfactory to Agent."

          (f) Item 13, within the definition of the term "Eligible Accounts", of
Section 2.1(C) of the Loan Agreement is hereby amended by inserting immediately after the word "proceeding;" the following:

               "PROVIDED that, notwithstanding the foregoing, Kmart Corporation Accounts arising after the filing for bankruptcy on January 22, 2002, not exceeding $4,375,000 in the aggregate, shall be Eligible Accounts;"

          (g) Item 14, within the definition of "Eligible Accounts", of Section 2.1(C) of the Loan Agreement is hereby amended by deleting the period at the end of such Section and substituting therefor a semi-colon and by inserting immediately after the word "Schedule" at the end of the proviso the following:

               "and, PROVIDED FURTHER, that, notwithstanding the Concentration Limitations set forth in Schedule 2.1(C)(i), the Dollar amount of the Best Buy Accounts shall not exceed $36,000,000 in the aggregate; and PROVIDED FURTHER, that, notwithstanding anything to the contrary provided for within the definition of "Eligible Accounts" under this Section 2.1(C), written consent by Requisite Lenders shall be required for any increase in the Concentration Limitations provided for herein"

          (h) Schedule 2.1(C)(i), titled "Concentration Limitation", to the Loan Agreement is hereby amended and restated in its entirety as follows:

                       "Wal-Mart         25%
                         Best Buy        25%
                         Target          15%"

          (i) The chart included in Section 2.2(A) of the Loan Agreement is hereby amended and restated in its entirety as follows:


---------------------------- ------------------------- -----------------------
        Loan Type                  Base Rate Plus            LIBOR Plus
---------------------------- ------------------------- -----------------------
        Revolver                        1.00%                   2.75%
---------------------------- ------------------------- -----------------------
       Term Loan A                      1.25%                   3.00%
---------------------------- ------------------------- -----------------------
       Term Loan B                      3.25%                   5.00%
---------------------------- ------------------------- -----------------------
       Term Loan C                      3.00%                    N/A
---------------------------- ------------------------- -----------------------


          (j) Effective as of July 1, 2001, Section 7.4(f) of the Loan Agreement is hereby amended by, deleting the word "and" at the end of item (2), inserting the word "and" at the end of item (3) and adding the following new sub-section thereto:

               "(4) Recoton Hong Kong up to $1,000,000 in the aggregate (including guaranties);"

          (k) Section 9.9 of the Loan Agreement is hereby amended and restated in its entirety as follows:

               "9.9 DISCRETIONARY ADVANCES. Notwithstanding anything contained herein to the contrary, Administrative Agent may, in its sole discretion during the continuance of an Event of Default and for a period not to exceed fifteen (15) days, make Revolving Advances in an aggregate amount of not more than $7,500,000 in excess of the limitations set forth in the Borrowing Base for the purpose of preserving or protecting the Collateral or for incurring any costs associated with collection or enforcing rights or remedies against the Collateral, or incurred in any action to enforce this Agreement or any other Loan Document; provided that such Revolving Advances shall become immediately due and payable on the fifteenth day after the making such Revolving Advances."

          (l) The following definitions are hereby inserted in Section 11.1 of the Loan Agreement in their appropriate alphabetical order:

               "Appraised Value" means the appraised orderly liquidation value (net of liquidation costs) of the Borrowers' and the Canadian Subsidiaries' Inventory located in the United States of America and Canada (expressed as a percentage of the cost of such Inventory) as determined from time to time by an independent appraiser satisfactory to the Administrative Agent."

               ""InterAct EBITDA" means, for any period, without duplication, the total of the following for InterAct International and its Subsidiaries on a consolidated basis, each calculated for such period: (1) net income determined in accordance with GAAP; plus, to the extent included in the calculation of net income, (2) the sum of (a) income and franchise taxes paid or accrued; (b) interest expenses, net of interest income, paid or accrued; (c) amortization and depreciation; and (d) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); LESS, to the extent included in the calculation of net income, (3) the sum of (a) gains or losses from sales or other dispositions of assets (other than Inventory in the normal course of business); and (b) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring "cash" losses."

               ""Interim Inventory Reserves" means the difference, if a positive number, between 65% of Eligible Inventory and (w) 100% of the Appraised Value of Eligible Inventory for the period between March 29, 2002 through September 29, 2002; (x) 95% of the Appraised Value of Eligible Inventory for the period between September 30, 2002 through October 30, 2002; (y) 90% of the Appraised Value of Eligible Inventory for the period between October 31, 2002 through November 29, 2002; and (z) 85% of the Appraised Value of Eligible Inventory for the period between November 30, 2002 and at all times thereafter; PROVIDED that, after January 1, 2003, during the In-Season Period the percentage of the Appraised Value of Eligible Inventory set forth in clause
               (z) above for such period may be increased up to 90% for such In-Season Period in the reasonable credit judgment of the Administrative Agent."

               ""Recoton Hong Kong" means Recoton (Hong Kong) Limited, a corporation incorporated under the laws of Hong Kong."

          (m) The definition of Required Minimum Excess Availability contained in Section 11.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

               "Required Minimum Excess Availability" means, on each day during the month set forth below the amount set forth opposite such month which amount represents the minimum amount by which the Maximum Revolving Loan Amount shall exceed the Revolving Loan. Notwithstanding the foregoing, if the sum of the Borrowing Base less the Letter of Credit Reserves exceeds the Revolving Loan Commitment, the amount by which the Borrowing Base less the Letter of Credit Reserves exceeds the Revolving Loan Commitment shall count towards the Required Minimum Excess Availability.

          MONTH BEGINNING                    AMOUNT FOR MONTH
          March 29, 2002          $ 4,000,000 PLUS Interim Inventory Reserves
          April 30, 2002          $ 4,500,000 PLUS Interim Inventory Reserves
          May 31, 2002            $ 5,000,000 PLUS Interim Inventory Reserves
          June 30, 2002           $ 5,500,000 PLUS Interim Inventory Reserves
          July 31, 2002           $ 6,000,000 PLUS Interim Inventory Reserves
          August 31, 2002         $ 6,500,000 PLUS Interim Inventory Reserves
          September 30, 2002      $ 7,500,000 PLUS Interim Inventory Reserves
          October 31, 2002        $ 9,000,000 PLUS Interim Inventory Reserves
          November 30, 2002       $11,000,000 PLUS Interim Inventory Reserves
          December 31, 2002       $12,000,000 PLUS Interim Inventory Reserves
          At all times thereafter $12,000,000 PLUS Interim Inventory Reserves"

          Section 4. REPRESENTATIONS AND WARRANTIES. The Borrowers and Guarantors hereby represent and warrant to each Agent and each Lender that after giving effect to this Agreement:

          (a) no Default or Event of Default has occurred and is continuing on and as of the date hereof;

          (b) the representations and warranties of the Borrowers and the other Loan Parties contained in the Loan Agreement and the other Loan Documents are true and correct on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to a different date; and

          (c) the execution and delivery by the Borrowers and the Guarantors of this Agreement and the performance by the Borrowers and the Guarantors of all of their respective agreements and obligations under this Agreement and the Loan Agreement as waived, consented to and amended hereby, respectively, are within the power and authority of the Borrowers and the Guarantors and have been duly authorized by all necessary action on the part of the Borrowers and the Guarantors, and that the execution and delivery by the Borrowers and the Guarantors, of this Agreement and the performance by each of the transactions contemplated hereby will not contravene any term or condition set forth in any material agreement or instrument to which each is a party or by which each is bound.

          Section 5. EFFECTIVENESS. Except as otherwise provided for in Section 5(b) herein, this Agreement shall become effective as of the dates specifically set forth herein, or if none, on March 29, 2002 (the "EFFECTIVE DATE"), upon the satisfaction of all of the following conditions precedent:

          (a) the Requisite Lenders shall have executed and delivered a counterpart of this Agreement and received duly executed counterparts of this Agreement from the Borrowers and Guarantors (which aforesaid executions and deliveries may be effected by delivery and receipt by facsimile transmission);

          (b) Recoton shall pay (and Recoton hereby covenants and agrees to pay, subject to and simultaneously with the effectiveness of the applicable provisions of this Agreement) to the Senior Agent and Administrative Agent, for the respective accounts of each of those Requisite Lenders that, as of the date hereof, have fully executed and delivered counterparts of this Agreement to the Senior Agent (the "APPROVING LENDERS"), an amendment fee (the "AMENDMENT FEE") in immediately available funds, which shall be equal to 3/8% (three-eighths of one percent) of the sum of such Approving Lender's Commitment. The Amendment Fee shall have been earned in full as of the Effective Date and shall be paid as follows: (i) 3/16% (three-sixteenths of one percent) of the aggregate amount of the Amendment Fee shall be paid upon the execution of this Agreement; (ii) 1/16% (one-sixteenth of one percent) of the aggregate amount of the Amendment Fee shall be paid on July 31, 2002; and (iii) 1/8% (one-eighth of one percent) of the aggregate amount of the Amendment Fee shall be paid on October 31, 2002;

          (c) receipt by the Agents of copies of resolutions of any Person executing this Agreement;

          (d) receipt by the Agents of a favorable opinion of counsel to Loan Parties as to due authorization, execution, and delivery of this Agreement, the enforceability thereof and such other matters as may be reasonably requested by Agents; and

          (e) all proceedings in connection with the transactions contemplated by this Agreement and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Agents, and the Agents shall have received all such material information and all such counterpart originals or certified or other copies of such documents as the Agents may reasonably request.

          Section 6. STATUS OF LOAN DOCUMENTS.

          (a) This Agreement is limited solely for the purposes and to the extent expressly set forth herein, and, except as expressly provided hereby, (i) the terms, provisions and conditions of the Loan Documents and (ii) the Liens granted under the Loan Documents shall continue in full force and effect and are hereby ratified and confirmed in all respects.

          (b) No waiver, consent or amendment of any terms or provisions of the Loan Agreement made hereunder shall relieve the Borrowers and Guarantors from complying with any other term or provision of the Loan Agreement or any other Loan Document.

          Section 7. MISCELLANEOUS.

          (a) NO WAIVER, CUMULATIVE REMEDIES. No failure or delay or course of dealing on the part of any Agent or any Lender in exercising any right, power or privilege hereunder shall operate as an express or implied waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lenders would otherwise have. No notice to or demand on the Borrowers or Guarantors in any case shall entitle the Borrowers or Guarantors to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lenders to any other or further action in any circumstances without notice or demand.

          (b) RATIFICATION, ETC. Except as expressly provided for herein, the Loan Agreement and all documents, instruments and agreements related thereto, including but not limited to, the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Loan Agreement and this Agreement shall be read and construed as a single agreement. This Agreement shall constitute one of the Loan Documents and the obligations of the Borrowers and Guarantors under this Agreement shall constitute Obligations for all purposes of the Loan Documents. All references in the Loan Agreement, the Loan Documents or any related agreement or instrument to the Loan Agreement shall hereafter refer to the Loan Agreement as amended hereby.

          (c) EXPENSES. The Borrowers agree to pay and reimburse the Administrative Agent and Lenders for all of their costs and expenses (including, without limitation, costs and expenses of legal counsel) in connection with this Agreement.

          (d) HEADINGS DESCRIPTIVE. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision.

          (e) SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          (f) COUNTERPARTS. This Agreement may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with each of Recoton and the Administrative Agent.

          Section 8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.


                           [SIGNATURE PAGES FOLLOWING]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first written above.



BORROWERS:                       RECOTON CORPORATION


                                 By: /S/ ARNOLD KEZSBOM
                                     -------------------------------------------
                                     Name:    Arnold Kezsbom
                                     Title: Senior Vice President - Finance


                                   INTERACT ACCESSORIES, INC.
                                   RECOTON AUDIO CORPORATION
                                   AAMP OF FLORIDA, INC.
                                   RECOTON HOME AUDIO, INC.
                                   RECOTON ACCESSORIES, INC.
                                   RECOTON MOBILE ELECTRONICS, INC.


                                   By: /S/ ARNOLD KEZSBOM
                                       -------------------------------------
                                   Name:    Arnold Kezsbom
                                   Title:   Vice President


GUARANTORS:                        CHRISTIE DESIGN CORPORATION
                                   RECOTON INTERNATIONAL HOLDINGS, INC.
                                   RECOTON JAPAN, INC.
                                   RECONE, INC.
                                   RECOTON CANADA LTD.
                                   INTERACT CANADA, LTD.
                                   INTERACT INTERNATIONAL, INC.
                                   INTERACT HOLDINGS, INC.
                                   INTERACT TECHNOLOGIES, INC.


                                   By: /S/ ARNOLD KEZSBOM
                                       -----------------------------------------
                                   Name:    Arnold Kezsbom
                                   Title:   Vice President


LENDERS:                           HELLER FINANCIAL, INC.,
                                   individually and as Senior Agent and
                                   Administrative Agent


                                     By: /S/ ANTHONY J. DICHIARA
                                         --------------------------------------
                                     Name:    Anthony J. DiChiara
                                     Title:   Vice President

                                     GENERAL ELECTRIC CAPITAL CORPORATION,
                                     individually and as Collateral Agent and Syndication Agent


                                     By: /S/ ANTHONY J. DICHIARA
                                         --------------------------------------
                                     Name:    Anthony J. DiChiara
                                     Title:   Authorized Signatory

                                     BANK OF AMERICA


                                     By:_________________________
                                     Name: Valerie Peppe
                                     Title:   Assistant Vice President

                                     THE CIT GROUP / BUSINESS CREDIT, INC.


                                     By:_________________________
                                     Name:  Vincent Belcastro
                                     Title:    Vice President

                                     GUARANTY BUSINESS CREDIT CORPORATION


                                     By: /s/ MICHAEL HADDAD
                                        -----------------------------------
                                     Name:  Michael Haddad
                                     Title:    President and CEO

                                     FOOTHILL CAPITAL


                                     By: /s/ ROBERT J. CAMBORA
                                         --------------------------------
                                     Name:  Robert J. Cambora
                                     Title:    Senior Vice President

                                     CITIZENS BUSINESS CREDIT


                                     By: /s/ VINCENT P. O'LEARY
                                         -----------------------------------
                                     Name:  Vincent P. O'Leary
                                     Title:    Senior Vice President

                                     FIRSTAR BANK


                                     By:_________________________
                                     Name:    Tom Fischer
                                     Title:   Vice President

                                     WASHINGTON MUTUAL BANK


                                     By:_________________________
                                     Name: Terri K. Lins
                                     Title:   Vice President

                                     SIEMENS FINANCIAL SERVICES, INC.


                                     By: /s/ FRANK AMODIO
                                         ---------------------------------
                                     Name:  Frank Amodio
                                     Title:    Vice President - Credit

                                     GMAC BUSINESS CREDIT LLC


                                     By:_________________________
                                     Name:  Ken Horwath
                                     Title:    Assistant Vice President

                                                                      SCHEDULE I


                           INSURANCE PREMIUM FINANCING

Pursuant to a Premium Finance Agreement dated February 5, 2002 between Recoton Corporation and Premium Financing Specialists, Recoton Corporation has financed premiums aggregating $1,153,771.70 due to the following carriers for insurance effective December 31, 2001:


         CARRIER                                  COVERAGE
         Federal Insurance Company                Property
                                                  General Liability
                                                  Umbrella
                                                  Auto
                                                  Fiduciary
                                                  A&H
                                                  EOLI
                                                  Kidnap
         Great American Insurance Company         Excess
         Essex Insurance Co.                      WS
         Great American E&S Insurance Co          WS
         Commonwealth Insurance                   WS
         Westchester Sup. Lin (2 policies)        WS
         Caliber One Indemnity Co.                WS
         Royal Surplus Lines                      WS
         St. Paul Companies                       WS
         Federal Insurance Co.                    Crime


Pursuant to such agreement, Recoton Corporation will make eight monthly payments of $147,266.56 which commenced February 28, 2002 (aggregating $1,178,132.40), which reflects an annual percentage rate for the credit of 5.6%. Recoton assigned to PFS as security all unearned premiums and, on commercial policies, loss payments which will reduce the unearned premium which become payable under the policies.